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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


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                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 17, 1996
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                               Individual, Inc.
                               ----------------
              (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-27734               04-3036959
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(State or Other Jurisdiction        (Commission          (I.R.S. Employer
     of Incorporation)              File Number)        Identification No.)



8 New England Executive Park W.
Burlington, Massachusetts                                   01803
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(Address of Principal Executive Offices)                  (Zip Code)


      Registrant's telephone number, including area code:  (617) 273-6000
                                                           --------------
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ITEM 5.    OTHER EVENTS.

     On October 17, 1996, Individual, Inc. ("Individual") entered into an Asset Purchase Agreement with the Information Access Company, a unit of The Thomson Corporation ("IAC"), pursuant to which Individual acquired from IAC (the "Acquisition") substantially all of the assets of IAC's Hoover Business Intelligence Services unit ("Hoover"). The terms of the Acquisition provide Individual with Hoover's technology and operations assets; customer contracts and the rights to service those contracts; and the rights under Hoover's agreements with key information suppliers. Individual paid IAC approximately $2 million in cash and deferred payments for the Hoover business.

     Hoover provides real-time and archival electronic news reports presented in Lotus Notes database format through the use of a proprietary intelligent software agent that integrates and organizes information from news and information sources. Individual develops and markets a suite of customized news services that provide knowledge workers with daily personalized current awareness reports, while offering information providers and advertisers new ways to reach targeted audiences.

     For additional information concerning the Acquisition, see the press
                                                            ---
release of Individual dated October 17, 1996, a copy of which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.
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                      *    *    *    *    *    *    *    *

     Asset purchases and other acquisitions, including Individual's purchase of substantially all of the Hoover assets, involve a number of potential risks, including difficulties in the assimilation of the acquired operations, technology, products and personnel, diversion of management's resources, uncertainties associated with operating in new markets and working with new employees and customers, and the potential loss of certain key employees expected to join the acquiring company. In order for Individual to achieve anticipated benefits from its acquisition of the Hoover assets, Individual will have to integrate Hoover's business, products, technology and key employees into Individual's existing business and make significant expenditures for sales and marketing and product development to further develop Hoover's business. No assurance can be given that Individual will be successful in this regard. If Individual is not successful, it may be required to write off certain of the Hoover assets. Moreover, even if successfully integrated, the acquired Hoover assets may not lead to the achievement of the levels of revenue or productivity comparable to those achieved by Individual's existing operations, or otherwise perform as expected. There can also be no assurance that Individual will be able to successfully renew the information provider agreements which were assigned to Individual in connection with the Acquisition.

     There can be no assurance that the acquisition of substantially all of the Hoover assets or any future acquisitions will not have a material adverse effect upon Individual's business and results of operations.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


     (c)  Exhibits.
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Exhibit No.    Description
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99.1           Press Release of Individual dated October 17, 1996
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Individual, Inc.
                                     ---------------------------------
                                     (Registrant)



Date: October 30, 1996               /s/  Robert L. Lentz
                                     ---------------------------------
                                     Robert L. Lentz
                                     Vice President, Finance and Chief
                                     Financial Officer
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                                 EXHIBIT INDEX
                                 -------------



Exhibit No.          Description
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99.1                 Press Release of Individual dated October 17, 1996